Exhibit 11 under Form N-1A
                                    Exhibit EX 23 under Item 601/ Reg.  S-K


            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions `Financial Highlights'' and ``Independent Auditors'' in Post-Effective Amendment Number 20 to the Registration Statement (Form N-1A No. 33-44590) and the related Prospectuses and to the incorporation therein of our reports dated January 17, 1997 with respect to the financial statements included in the Annual Reports of The Biltmore Funds (Biltmore Money Market Fund, Biltmore Tax-Free Money Market Fund, Biltmore Biltmore U.S. Treasury Money Market Fund, Biltmore Prime Cash Management Fund, Biltmore Balanced Fund, Biltmore Equity Fund, Biltmore Equity Index Fund, Biltmore Quanitative Equity Fund, Biltmore Fixed Income Fund, Biltmore Short-Term Fixed Income Fund, Biltmore Special Values Fund and Biltmore Emerging Markets Fund).

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
January 27, 1997